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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 20, 2009

                                ROCK-TENN COMPANY
             (Exact name of registrant as specified in its charter)

         Georgia                     1-12613                  62-0342590
--------------------------  ------------------------  --------------------------

 (State of Incorporation)   (Commission File Number)       (IRS Employer
                                                         Identification No.)



     504 Thrasher Street, Norcross, Georgia                      30071
-------------------------------------------------       ------------------------

    (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (770) 448-2193


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.   Departure of Directors or Certain Officers; Election of Directors;
             Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (e)   Material Compensatory Plan, Contract or Arrangement.

         On March 20, 2009, the Compensation Committee of the Board of Directors of Rock-Tenn Company (the "Company") approved an amendment to the Company's Supplemental Executive Retirement Plan (the "SERP"). The SERP amendment provides that the lump sum payout under the level 3 benefit would be calculated using a discount rate of 2.645%, which was the 10 year Treasury rate on March 20, 2009, rather than having the 10 year Treasury rate reset every six months as previously provided under the SERP. The rate will be used in combination with the mortality table published in Revenue Ruling 2001-62 for purposes of discounting lump sum payments made under the SERP at benefit level 3. Currently, only Mr. James A. Rubright, the Company's Chairman and Chief Executive Officer, participates in the SERP at benefit level 3.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2009
                                           ROCK-TENN COMPANY


                                           By:  /s/ Steven C. Voorhees
                                               ---------------------------------
                                               Name: Steven C. Voorhees
                                               Title: Executive Vice President,
                                               Chief Financial Officer and Chief
                                               Administrative Officer
                                               (Principal Financial Officer)